UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

GRANITE FALLS ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In early 2007, Granite Falls Energy, LLC (“Granite Falls”) disclosed that it had received a Notice of Violation from the Minnesota Pollution Control Agency (“MPCA”) notifying Granite Falls of alleged violations discovered by the MPCA staff during its inspection of the plant in August 2006 while the plant was under previous management. Since January 2007, Granite Falls has actively cooperated with the MPCA to resolve the alleged violations and has taken measures to address the concerns raised in January 2007. On November 28, 2007, Granite Falls received confirmation that the MPCA had agreed to a stipulation agreement between Granite Falls and the MPCA resolving the alleged violations. In settling the dispute, Granite Falls did not admit that the alleged violations occurred, but did agree to pay a $300,000 civil penalty to the MPCA. Granite Falls worked cooperatively with the MPCA and is currently in full compliance with all of its environmental permits. Granite Falls’ management considers environmental compliance a top priority and views the resolution of the MPCA’s allegations as a significant step toward its goal of consistently meeting each of the MPCA’s applicable environmental standards.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Granite Falls disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

November 30, 2007	/s/ Stacie Schuler

Date	Stacie Schuler, Chief Financial Officer